Exhibit 99.1

EVERTEC REPORTS THIRD QUARTER 2015 RESULTS

SAN JUAN, PUERTO RICO – Nov 4, 2015 – EVERTEC, Inc. (NYSE: EVTC) (“EVERTEC” or the “Company”) today announced results for the third quarter ended September 30, 2015.

Third Quarter 2015 and Recent Business Highlights

•	Revenue grew 4% to $92.8 million, as compared to the third quarter of 2014

•	GAAP Net Income was $13.4 million, or $0.17 per diluted share

•	Adjusted EBITDA increased to $46.0 million, a 3% increase versus the prior year, and representing an Adjusted EBITDA margin of 49.6%

•	Adjusted diluted earnings per share grew 5% to $0.42 as compared to $0.40 in the prior year

•	$33 million returned to shareholders in share repurchases and dividends

•	Expansion of merchant services to FirstBank in Puerto Rico and the Virgin Islands in Q4

Mac Schuessler, President and Chief Executive Officer, stated “We continued to deliver solid results in the third quarter and we have made significant progress on our 2015 strategic initiatives. We also executed on our stock repurchase plan, acquiring approximately $25 million of our common stock demonstrating our ongoing commitment to return capital to shareholders.

Schuessler continued, “Additionally, as of October 31, we expanded our merchant acquiring relationship with FirstBank. We continue to target completing the Processa acquisition by the end of the 4th quarter. These transactions are in line with our strategy of making investments in our business that expand our market reach, leverage our scale and increase our future growth potential.”

Third Quarter 2015 Results

Revenue. Total revenue for the quarter ended September 30, 2015 was $92.8 million, an increase of 4% compared with $88.9 million in the prior year.

Merchant Acquiring, net revenue was $20.8 million, an increase of 8% compared with $19.2 million in the prior year. Revenue growth in the quarter was driven primarily by sales volume growth.

Payment Processing revenue was $27.5 million, an increase of 6% compared with $25.8 million in the prior year. Revenue growth in the quarter was primarily driven by an increase in transactions processed over the ATH® debit network and card accounts on file within the card products business.

Business Solutions revenue was $44.5 million, an increase of 2% compared with $43.8 million in the prior year. Business Solutions revenue growth was driven primarily by additional volumes in the core banking business partially offset by a decrease in IT consulting services.

Adjusted EBITDA. For the quarter ended September 30, 2015, Adjusted EBITDA was $46.0 million, an increase of 3% compared with $44.5 million in the prior year. Adjusted EBITDA margin (Adjusted EBITDA as a percentage of total revenues) decreased 50 basis points to 49.6% compared with 50.1% in the prior year. The decrease in Adjusted EBITDA margin was primarily driven by certain non-recurring vendor credits in the third quarter of 2014, as well as higher cost related to increased investment in the Company’s card issuing product initiatives, an increased bad debt reserve and a merchant loss expense in the recent quarter.

Net Income. For the quarter ended September 30, 2015, GAAP Net Income was $13.4 million, or $0.17 per diluted share, compared with $19.1 million or $0.24 per diluted share in the prior year. In the recent quarter, a charge of $5.7 million or $0.07 per diluted share, was recorded for severance expense related to voluntary retirement offers to certain employees accepted in the third quarter.

For the quarter ended September 30, 2015, Adjusted Net Income was $32.4 million, an increase of 3% compared with $31.4 million in the prior year. Adjusted Net Income per diluted share increased 5% to $0.42 in the third quarter of 2015 as compared with $0.40 in the prior year.

Share Repurchase

During the three months ended September 30, 2015, the Company repurchased 1.4 million shares of common stock at an average price of $18.08 per share for a total of $25 million. Through the nine months ended September 30, 2015, the Company repurchased a total of 1.8 million shares of common stock at an average price of $19.07 per share for a total of $35 million. As of September 30, 2015, a total of $40 million remains available for future use under the Company’s share repurchase program. The Company may repurchase shares in the open market, through an accelerated share repurchase program or in privately negotiated transactions, subject to market conditions, business opportunities and other factors.

Expansion of FirstBank’s Merchant Processing Services

As of October 31, 2015, the Company expanded the merchant processing services it provides to FirstBank in Puerto Rico and the Virgin Islands. The agreement extends the relationship for 10 years.

2015 Outlook

The Company has updated its financial outlook for 2015 as follows:

•	Total consolidated revenue between $370 and $372 million representing growth of 2.5 to 3.0%

•	Adjusted EBITDA growth between 1.2 and 2.0% in 2015

•	Adjusted diluted earnings per share guidance of $1.68 to $1.69

Earnings Conference Call and Audio Webcast

The Company will host a conference call to discuss its third quarter 2015 financial results today at 5:00 p.m. ET. Hosting the call will be Mac Schuessler, President and Chief Executive Officer, and Peter Smith, Executive Vice President and Chief Financial Officer. The conference call can be accessed live over the phone by dialing (877) 407-3982 or for international callers by dialing (201) 493-6780. A replay will be available at 8:00 p.m. ET and can be accessed by dialing (877) 870-5176 or (858) 384-5517 for international callers; the pin number is 13613929. The replay will be available until Wednesday, November 12, 2015. The call will be webcast live from the Company’s website at www.evertecinc.com under the Investor Relations section or directly at http://ir.evertecinc.com. A supplemental slide presentation that accompanies this call and webcast can be found on the investor relations website at ir.evertecinc.com and will remain available after the call.

About EVERTEC

EVERTEC, Inc. (NYSE: EVTC) is a leading full-service transaction processing business in Latin America, providing a broad range of merchant acquiring, payment processing and business solutions services. The largest merchant acquirer in the Caribbean and Central America - and one of the largest in Latin America - EVERTEC serves 19 countries in the region from its base in Puerto Rico. The Company manages a system of electronic payment networks that process more than 2.1 billion transactions annually, and offers a comprehensive suite of services for core bank processing, cash processing and technology outsourcing. In addition, EVERTEC owns and operates the ATH® network, one of the leading personal identification number (“PIN”) debit networks in Latin America. The Company serves a diversified customer base of leading financial institutions, merchants, corporations and government agencies with “mission-critical” technology solutions. For more information, visit www.evertecinc.com.

About Non-GAAP Financial Measures

This earnings release presents EBITDA, Adjusted EBITDA, Adjusted Net Income, and Adjusted Net Income per share information. These supplemental measures of the Company’s performance are not required by, or presented in accordance with, accounting principles generally accepted in the United States of America (“GAAP”). They are not measurements of the Company’s financial performance under GAAP and should not be considered as alternatives to total revenue, net income or any other performance measures derived in accordance with GAAP or as alternatives to cash flows from operating activities, as indicators of cash flows or as measures of the Company’s liquidity. We present EBITDA and Adjusted EBITDA because we consider them important supplemental measures of the Company’s performance and believe they are frequently used by securities analysts, investors and other interested parties to evaluate companies in the industry. In addition, the Company’s presentation of Adjusted EBITDA is consistent with the equivalent measurements contained in the Credit Agreement in testing EVERTEC Group’s compliance with covenants therein such as the senior secured leverage ratio. We use Adjusted Net Income to measure the Company’s overall profitability because it better reflects the Company’s cash flow generation by capturing the actual cash taxes paid rather than the Company’s tax expense as calculated under GAAP, and excludes the impact of the non-cash amortization and depreciation resulting from the 2010 merger involving an affiliate of Apollo Global management, LLC (the “Merger”). For more information regarding EBITDA, Adjusted EBITDA, Adjusted Net Income, and Adjusted Net Income per share, including a quantitative reconciliation of EBITDA, Adjusted EBITDA and Adjusted Net Income to the most directly comparable GAAP financial performance measure, which is net income, see Schedule 4: Reconciliation of GAAP to Non-GAAP Operating Results in this earnings release.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” within the meaning of, and subject to the protection of, the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance or achievements of EVERTEC to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.

Statements preceded by, followed by, or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” and “plans” and similar expressions of future or conditional verbs such as “will,” “should,” “would,” “may,” and “could” are generally forward-looking in nature and not historical facts. Any statements that refer to expectations or other characterizations of future events, circumstances or results are forward-looking statements.

Various factors that could cause actual future results and other future events to differ materially from those estimated by management include, but are not limited to: the Company’s reliance on its relationship with Popular for a significant portion of revenue; our ability to renew our client contracts on terms favorable to us; the effectiveness of our risk management procedures; our dependence on our processing systems, technology infrastructure, security systems and fraudulent-payment-detection systems, and the risk that our systems may experience breakdowns or fail to prevent security breaches or fraudulent transfers; our ability to develop, install and adopt new technology; a decreased client base due to consolidations in the banking and financial-services industry; the credit risk of our merchant clients, for which we may also be liable; the continuing market position of the ATH® network; reduction in consumer confidence leading to decreased consumer spending; the Company’s dependence on credit card associations; regulatory limitations on our activities, including the potential need to seek regulatory approval to consummate transactions, due to our relationship with Popular and our role as a service provider to financial institutions; changes in the regulatory environment and changes in international, legal, tax, political, administrative or economic conditions; the geographical concentration of the Company’s business in Puerto Rico; operating an international business in multiple regions with potential political and economic instability; increased compliance risks associated with operating an international business; operating in countries and counterparties that put us at risk of violating U.S. sanctions laws; our ability to execute our expansion and acquisition strategies; our ability to protect our intellectual property rights; our ability to recruit and retain qualified personnel; our ability to comply with federal, state, and local regulatory requirements; evolving industry standards; the Company’s high level of indebtedness and restrictions contained in the Company’s debt agreements; and the Company’s ability to generate sufficient cash to service the Company’s indebtedness and to generate future profits.

Consideration should be given to the areas of risk described above, as well as those risks set forth under the headings “Forward-Looking Statements” and “Risk Factors” in the reports the Company files with the SEC from time to time, in connection with considering any forward-looking statements that may be made by the Company and its businesses generally. We undertake no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless we are required to do so by law.

Investor Contact

Alan Cohen

Executive Vice President

(787) 773-5442

IR@evertecinc.com

EVERTEC, Inc.

Schedule 1: Unaudited Consolidated Condensed Statements of Income and Comprehensive Income

	Quarters ended September 30,		Nine months ended September 30,
(Dollar amounts in thousands, except per share data)	2015	2014	2015	2014
Revenues
Merchant acquiring, net	$20,784	$19,227	$62,041	$58,345
Payment processing	27,502	25,848	80,638	77,691
Business solutions	44,492	43,804	134,672	131,609

Total revenues	92,778	88,879	277,351	267,645

Operating costs and expenses
Cost of revenues, exclusive of depreciation and amortization shown below	44,821	38,862	125,280	115,781
Selling, general and administrative expenses	10,428	7,104	27,079	25,629
Depreciation and amortization	16,934	16,453	49,767	49,457

Total operating costs and expenses	72,183	62,419	202,126	190,867

Income from operations	20,595	26,460	75,225	76,778

Non-operating income (expenses)
Interest income	140	91	371	245
Interest expense	(6,003)	(6,370)	(18,414)	(19,780)
(Losses) earnings of equity method investment	(3)	241	196	905
Other income (expenses)	381	(249)	1,430	2,127

Total non-operating expenses	(5,485)	(6,287)	(16,417)	(16,503)

Income before income taxes	15,110	20,173	58,808	60,275
Income tax expense	1,687	1,082	6,053	5,205

Net income	13,423	19,091	52,755	55,070
Other comprehensive income (loss), net of tax
Foreign currency translation adjustments	84	378	473	(6,573)

Total comprehensive income	$13,507	$19,469	$53,228	$48,497

Net income per common share:
Basic	$0.17	$0.24	$0.68	$0.70
Diluted	$0.17	$0.24	$0.68	$0.70
Shares used in computing net income per common share:
Basic	77,160,514	78,666,241	77,472,673	78,485,109
Diluted	77,292,813	79,216,924	77,577,394	79,193,452

EVERTEC, Inc.

Schedule 2: Unaudited Consolidated Condensed Balance Sheets

(Dollar amounts in thousands, except per share data)	September 30, 2015	December 31, 2014
Assets
Current Assets:
Cash	$40,401	$32,114
Restricted cash	13,547	5,718
Accounts receivable, net	68,429	75,810
Deferred tax asset	6,921	399
Prepaid expenses and other assets	20,736	20,565

Total current assets	150,034	134,606
Investment in equity investee	12,281	11,756
Property and equipment, net	33,281	29,535
Goodwill	368,543	368,837
Other intangible assets, net	309,680	334,584
Other long-term assets	9,078	10,917

Total assets	$882,897	$890,235

Liabilities and stockholders’ equity
Current Liabilities:
Accrued liabilities	$32,917	$26,052
Accounts payable	22,417	22,879
Unearned income	11,683	9,825
Income tax payable	62	1,956
Current portion of long-term debt	20,875	19,000
Short-term borrowings	18,000	23,000
Deferred tax liability, net	—	1,799

Total current liabilities	105,954	104,511
Long-term debt	632,137	647,579
Long-term deferred tax liability, net	23,858	15,674
Other long-term liabilities	2,695	2,898

Total liabilities	764,644	770,662

Commitments and contingencies
Stockholders’ equity
Preferred stock, par value $0.01; 2,000,000 shares authorized; none issued	—	—
Common stock, par value $0.01; 206,000,000 shares authorized; 76,105,880 shares issued and outstanding at September 30, 2015 (December 31, 2014 - 77,893,144)	762	779
Additional paid-in capital	28,502	59,740
Accumulated earnings	95,038	65,576
Accumulated other comprehensive loss, net of tax	(6,049)	(6,522)

Total stockholders’ equity	118,253	119,573

Total liabilities and stockholders’ equity	$882,897	$890,235

EVERTEC, Inc.

Schedule 3: Unaudited Consolidated Condensed Statements of Cash Flows

	Nine months ended September 30,
	2015	2014
Cash flows from operating activities
Net income	$52,755	$55,070
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	49,767	49,457
Amortization of debt issue costs and accretion of discount	2,488	2,315
Provision for doubtful accounts and sundry losses	1,302	1,102
Deferred tax benefit	(113)	(1,486)
Share-based compensation	3,748	1,314
Unrealized (gain) loss of indemnification assets	(14)	459
Loss on disposition of property and equipment and other intangibles	124	23
Earnings of equity method investment	(196)	(905)
Dividend received from equity method investment	—	326
Decrease (increase) in assets:
Accounts receivable, net	6,456	309
Prepaid expenses and other assets	(418)	(4,283)
Other long-term assets	199	2,497
(Decrease) increase in liabilities:
Accounts payable and accrued liabilities	6,553	(7,357)
Income tax payable	(1,894)	1,686
Unearned income	1,858	3,271

Total adjustments	69,860	48,728

Net cash provided by operating activities	122,615	103,798

Cash flows from investing activities
Net increase in restricted cash	(7,828)	(693)
Intangible assets acquired	(13,322)	(9,100)
Property and equipment acquired	(14,074)	(7,463)
Proceeds from sales of property and equipment	14	44

Net cash used in investing activities	(35,210)	(17,212)

Cash flows from financing activities
Statutory minimum withholding taxes paid on cashless exercises of stock options and restricted stock	(31)	(1,004)
Net decrease in short-term borrowing	(5,000)	(42,000)
Repayment of short-term borrowing for purchase of equipment and software	(1,542)	(1,200)
Dividends paid	(23,322)	(23,547)
Tax windfall benefits on exercises of stock options	—	1,937
Issuance of common stock, net	—	314
Repurchase of common stock	(34,973)	—
Repayment of other financing agreement	—	(95)
Repayment of long-term debt	(14,250)	(14,250)

Net cash used in financing activities	(79,118)	(79,845)

Net increase in cash	8,287	6,741
Cash at beginning of the period	32,114	22,485

Cash at end of the period	$40,401	$29,226

EVERTEC, Inc.

Schedule 4: Reconciliation of GAAP to Non-GAAP Operating Results

	Quarters ended September 30,		Nine months ended September 30,
(Dollar amounts in thousands)	2015	2014	2015	2014
Net income	$13,423	$19,091	$52,755	$55,070
Income tax expense	1,687	1,082	6,053	5,205
Interest expense, net	5,863	6,279	18,043	19,535
Depreciation and amortization	16,934	16,453	49,767	49,457

EBITDA	37,907	42,905	126,618	129,267
Software maintenance reimbursement and other costs(1)	479	661	1,408	1,770
Equity income (2)	3	(239)	(196)	(580)
Compensation and benefits (3)	7,271	648	9,935	1,573
Transaction and other fees (4)	260	269	992	2,785
Purchase accounting (5)	94	284	82	459

Adjusted EBITDA	46,014	44,528	138,839	135,274
Operating depreciation and amortization (6)	(7,568)	(7,338)	(21,667)	(22,102)
Cash interest expense, net (7)	(5,081)	(5,500)	(15,723)	(16,911)
Cash income taxes (8)	(999)	(300)	(4,600)	(703)

Adjusted Net Income	$32,366	$31,390	$96,849	$95,558

Adjusted Net income per common share:
Basic	$0.42	$0.40	$1.25	$1.22
Diluted	$0.42	$0.40	$1.25	$1.21
Shares used in computing Adjusted Net Income per common share:
Basic	77,160,514	78,666,241	77,472,673	78,485,109
Diluted	77,292,813	79,216,924	77,577,394	79,193,452

1)	Predominantly represents reimbursements received for certain software maintenance expenses as part of the Merger.
2)	Represents the elimination of non-cash equity earnings from our 19.99% equity investment in CONTADO, net of cash dividends received.
3)	Represents non-cash equity based compensation expense of $1.6 million and $3.7 million for the quarter and nine month period ended September 30, 2015 and severance payments of $5.7 million and $6.2 million for the quarter and nine month period ended September 30, 2015. For 2014, primarily represents non-cash equity based compensation.
4)	Represents fees and expenses associated with corporate transactions as defined in the Credit Agreement.
5)	Represents the elimination of the effects of purchase accounting in connection with certain customer service and software-related arrangements whereby EVERTEC receives reimbursements from Popular.
6)	Represents operating depreciation and amortization expense, which excludes amounts generated as a result of the Merger.
7)	Represents interest expense, less interest income, as they appear on our consolidated statements of income and comprehensive income, adjusted to exclude non-cash amortization of the debt issue costs, premium and accretion of discount.
8)	Represents cash taxes paid for each period presented.

EVERTEC, Inc.

Schedule 5: Unaudited Income from Operations by Segment

	Quarters ended September 30,		Nine months ended September 30,
(Dollar amounts in thousands)	2015	2014	2015	2014
Segment income from operations
Merchant acquiring, net	$8,517	$8,518	$27,411	$25,700
Payment processing	12,777	14,707	40,828	44,738
Business solutions	10,308	12,696	37,841	36,232

Total segment income from operations	31,602	35,921	106,080	106,670
Merger related depreciation and amortization and other unallocated expenses (1)	(11,007)	(9,461)	(30,855)	(29,892)

Income from operations	$20,595	$26,460	$75,225	$76,778

1)	Predominantly represents non-operating depreciation and amortization expenses generated as a result of the Merger and certain non-recurring fees and expenses.

EVERTEC, Inc.

Schedule 6: Reconciliation of Adjusted Net Income to GAAP Net Income

	Quarters ended September 30,
(Dollar amounts in thousands, except per share data)	2015				2014
	GAAP	Adjustments		Non-GAAP	GAAP	Adjustments		Non-GAAP
Revenues
Merchant acquiring, net	$20,784			$20,784	$19,227			$19,227
Payment processing	27,502			27,502	25,848			25,848
Business solutions	44,492			44,492	43,804			43,804

Total revenues	92,778			92,778	88,879			88,879

Operating costs and expenses
Cost of revenues, exclusive of depreciation and amortization shown below	44,821	(4,901	) (1),(3)	39,920	38,862	(927	) (1),(3)	37,935
Selling, general and administrative expenses	10,428	(3,203	) (3),(4),(5)	7,225	7,104	(935	) (3),(4),(5)	6,169
Depreciation and amortization	16,934	(9,366	) (6)	7,568	16,453	(9,115	) (6)	7,338

Total operating costs and expenses	72,183			54,713	62,419			51,442

Income from operations	20,595			38,065	26,460			37,437

Non-operating income (expenses)
Interest income	140	(140	) (7)	—	91	(91	) (7)	—
Interest expense	(6,003)	922	(7)	(5,081)	(6,370)	870	(7)	(5,500)
Earnings of equity method investment	(3)	3	(2)	—	241	(239	) (2)	2
Other income	381			381	(249)			(249)

Total non-operating expenses	(5,485)			(4,700)	(6,287)			(5,747)

Income before income taxes	15,110			33,365	20,173			31,690
Income tax expense	1,687	(688	) (8)	999	1,082	(782	) (8)	300

Net income	13,422			32,366	19,091			31,390

Net income per common share:
Basic	$0.17			$0.42	$0.24			$0.40
Diluted	$0.17			$0.42	$0.24			$0.40
Shares used in computing net income per common share:
Basic	77,160,514				78,666,241
Diluted	77,292,813				79,216,924

	Nine months ended September 30,
(Dollar amounts in thousands, except per share data)	2015				2014
	GAAP	Adjustments		Non-GAAP	GAAP	Adjustments		Non-GAAP
Revenues
Merchant acquiring, net	$62,041			$62,041	$58,345			$58,345
Payment processing	80,638			80,638	77,691			77,691
Business solutions	134,672			134,672	131,609			131,609

Total revenues	277,351			277,351	267,645			267,645

				—				—
Operating costs and expenses
Cost of revenues, exclusive of depreciation and amortization shown below	125,280	(6,838	) (1),(3)	118,442	115,781	(2,433	) (1),(3)	113,348
Selling, general and administrative expenses	27,079	(5,579	) (3),(4),(5)	21,500	25,629	(4,154	) (3),(4),(5)	21,475
Depreciation and amortization	49,767	(28,100	) (6)	21,667	49,457	(27,355	) (6)	22,102

Total operating costs and expenses	202,126			161,609	190,867			156,925

				—				76,778

Income from operations	75,225			115,742	76,778			110,720

				371				—
Non-operating income (expenses)
Interest income	371	(371	) (7)	—	245	(245	) (7)	—
Interest expense	(18,414)	2,691	(7)	(15,723)	(19,780)	2,869	(7)	(16,911)
Earnings of equity method investment	196	(196	) (2)	—	905	(580	) (2)	325
Other income	1,430			1,430	2,127			2,127

Total non-operating expenses	(16,417)			(14,293)	(16,503)			(14,459)

Income before income taxes	58,808			101,449	60,275			96,261
Income tax expense	6,053	(1,453	) (8)	4,600	5,205	(4,502	) (8)	703

Net income	52,755			96,849	55,070			95,558

Net income per common share:
Basic	$0.68			$1.25	$0.70			$1.22
Diluted	$0.68			$1.25	$0.70			$1.21
Shares used in computing net income per common share:
Basic	77,472,673				78,485,109
Diluted	77,577,394				79,193,452

1)	Predominantly represents reimbursements received for certain software maintenance expenses as part of the Merger.
2)	Represents the elimination of non-cash equity earnings from our 19.99% equity investment in CONTADO, net of cash dividends received.
3)	Represents non-cash equity based compensation expense of $1.6 million and $3.7 million for the quarter and nine month period ended September 30, 2015 and severance payments of $5.7 million and $6.2 million for the quarter and nine month period ended September 30, 2015. For 2014, primarily represents non-cash equity based compensation.
4)	Represents fees and expenses associated with corporate transactions as defined in the Credit Agreement.
5)	Represents the elimination of the effects of purchase accounting in connection with certain customer service and software-related arrangements whereby EVERTEC receives reimbursements from Popular.
6)	Represents operating depreciation and amortization expense, which excludes amounts generated as a result of the Merger.
7)	Represents interest expense, less interest income, as they appear on our consolidated statements of income and comprehensive income, adjusted to exclude non-cash amortization of the debt issue costs, premium and accretion of discount.
8)	Represents cash taxes paid for each period presented.